CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



I, Edward J. McShane, Jr., Principal Executive Officer of the UMB Scout Kansas Tax-Exempt Bond Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.



/s/ Edward J. McShane, Jr.
--------------------------
Edward J. McShane, Jr.
Principal Executive Officer
August 28, 2003


I, Barbara J. Demmer, Principal Financial Officer of the UMB Scout Kansas Tax-Exempt Bond Fund, Inc., certify to my knowledge that:

1. The N-CSR of the registrant for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.


/s/ Barbara J. Demmer
---------------------
Barbara J. Demmer
Principal Financial Officer
August 28, 2003


A signed original of this written statement required by Section 906 has been provided to UMB Scout Kansas Tax-Exempt Bond Fund, Inc. and will be retained by UMB Scout Kansas Tax-Exempt Bond Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.